HENDERSON GLOBAL FUNDS

                 WRITTEN INSTRUMENT ESTABLISHING AND DESIGNATING
                         A SERIES AND CLASS OF INTERESTS

         The undersigned, constituting all of the Trustees of the Henderson Global Funds (the "Trust"), a statutory trust organized pursuant to a Declaration of Trust dated May 11, 2001 (the "Declaration of Trust"), pursuant to Section 6.2 and Section 6.3 of Article VI of the Declaration of Trust, do hereby establish and designate a new series of Interests of the Trust to be known as the "Henderson Money Market Fund" (the "New Series"), and further do hereby establish a class four classes of shares of beneficial interest of the New Series (the "Shares") designated Class A, Class B, Class C and Class Z Shares (each a "Class"). The relative rights and preferences of the Series and each Class shall be as set forth in the registration statement of the Trust for such Series and Class as filed under the Securities Act of 1933 and the Investment Company Act of 1940, as amended from time to time.

         IN WITNESS WHEREOF, the undersigned have this _____ day of ____ 2009 signed these presents.



                                                      /s/ Roland C. Baker
                                                      -------------------
                                                      Roland C. Baker, Trustee


                                                      /s/ Faris F. Chesley
                                                      --------------------
                                                      Faris F. Chesley, Trustee


                                                      /s/ Sean Dranfield
                                                      ------------------
                                                      Sean Dranfield, Trustee


                                                      /s/ C. Gary Gerst
                                                      -----------------
                                                      C. Gary Gerst, Trustee